UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, Knology Inc. appointed Bret T. McCants as Vice President of Operations (principal operating officer) and M. Todd Holt as Vice President and Corporate Controller (principal accounting officer).

Bret T. McCants, 45, served as Knology's Vice President of Network Services beginning in April 1997. Prior to joining us, Mr. McCants was a co-founder of CSW Communications, Inc., or CSW. From January 1996 to April 1997, he served as CSW’s Director of Operations, and from 1994 to 1996, he participated in the development and managed the deployment of voice, data and interactive energy management equipment to homes in Laredo, Texas. Prior to joining CSW, Mr. McCants served in various capacities with Central Power and Light Company including as Corporate Manager of Commercial and Small Industrial Marketing from 1992 to 1994, and as Business Manager from 1990 to 1992. From 1982 to 1990, Mr. McCants held several positions in Sales, Marketing and Engineering at Central Power and Light Company.

M. Todd Holt, 37, has served as Knology's Corporate Controller since December 1997. Mr. Holt has over 16 years of experience in the accounting and finance field and previously practiced public accounting as an audit manager with Ernst & Young. Mr. Holt is a member of the American Institute of Certified Public Accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

January 28, 2005	By:	/s/Chad S. Wachter

Name: Chad S. Wachter
Title: Vice President, General Counsel and Secretary